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                                                                    EXHIBIT 10.7


                          GREAT PLAINS SOFTWARE, INC.

                           SUMMARY PLAN DESCRIPTION
                     FOR EMPLOYEES ELIGIBLE TO PARTICIPATE
                         IN THE GREAT PLAINS SOFTWARE
                         EMPLOYEE STOCK PURCHASE PLAN

                THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                     COVERING SECURITIES REGISTERED UNDER
                          THE SECURITIES ACT OF 1933.

            THE DATE OF THIS DOCUMENT IS THAT OF THE EFFECTIVE DATE
                        OF THE INITIAL PUBLIC OFFERING

The stockholders of Great Plains Software (the "Company") has approved the adoption by the Company's Board of Directors (the "Board") of the Great Plains Software Employee Stock Purchase Plan (the "Plan"). In brief, the plan permits Eligible Employees (as defined below) to authorize the company to deduct a specified amount from their after-tax compensation for each pay period and to use such amount to purchase whole shares of the Company's Common Stock for such employees at a discount from market value. The purpose of the Great Plains Software, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is to provide employees of Great Plains Software, Inc., a Minnesota corporation, and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock, par value $.01 per share, and, thus, to develop a stronger incentive to work for the continued success of the Company.

The Plan is intended to be an "employee stock purchase plan" as defined in
Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan. No employee shall be granted any right to purchase Common Stock if such employee possesses 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company.

ELIGIBLE EMPLOYEES

Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee. All Permanent Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Permanent Full-Time Employee. Each employee will continue to be eligible to participate in the Plan so long as he or she remains a Permanent Full-Time Employee.

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METHOD OF PARTICIPATION

ELECTION. To participate in the Plan, Eligible Employees must file an Enrollment Form with the Company in advance of a Purchase Period. This form authorizes regular payroll deductions from Compensation beginning with the first pay day in the Purchase Period. The deductions will continue until the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee.

PURCHASE PERIOD. The first Purchase period will be an extended period beginning the effective date of the Initial Public Offering and ending December 31, 1997. Periods after the first Purchase Period will begin and end on a semi-annual basis beginning January and July 1, and ending June 30 and December 31.

DEDUCTION FROM PAY. The Enrollment Form will permit a Participant to elect payroll deductions in any multiple of 1% but not less than 1% or more than 10% of such Participant's Current Compensation for each pay period. A Participant may cease making payroll deductions at any time. Payroll deductions will be credited to the Participant's Stock Purchase Account as soon as administratively feasible following each payday.

COMPANY CONTRIBUTIONS. The Company may from time to time contribute to each Participant's Stock Purchase Account an amount equal to up to 50% of each payroll deduction credited to such Account. No Company contributions shall be deemed to have been made until such contributions are credited to the Participant's Stock Purchase Account. Company contributions will be credited to the Participant's Stock Purchase Account as soon as administratively feasible following the last business day of the Purchase Period at the time of and in connection with the purchase of shares of Common Stock.

STOCK PURCHASE ACCOUNT. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be). No interest will be paid upon payroll deductions, Company contributions or on any amount credited to, or on deposit in, a Participant's Stock Purchase Account. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

PURCHASE OF COMMON STOCK. As soon as administratively feasible following the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Common Stock purchasable with such amount, unless the Participant has filed with the Company, in advance of that date, a form provided by the Company that requests the distribution of the entire credit balance in cash. The purchase price for any Purchase Period shall be the lesser of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, in either case to be rounded up to the next full cent.

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Shares of Common Stock delivered pursuant to the Plan may be newly issued shares or treasury shares previously acquired by the Company. As soon as administratively feasible after the close of the Purchase Period, certificates for the number of whole shares of Common Stock purchased by each Participant will be held in trust. Any amount remaining in a Participant's Stock Purchase Account will be held until the end of the next Purchase Period and added to that Purchase Period's Contributions. A Participant may purchase no more than 5,000 shares of Common Stock under the Plan for a given Purchase Period and no more than an aggregate of $25,000 in Fair Market Value of shares of Common Stock under the Plan and all other employee stock purchase plans (if any) of the Company and its Affiliates in any calendar year.

VOLUNTARY WITHDRAWAL. A Participant may withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. Upon withdrawal, all further withholding will cease and the entire amount credited to the Participant's Stock Purchase Account will be paid to the Participant, without interest, in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

CHANGING WITHHOLDING PERCENTAGES. A Participant may change the percentage withheld from his or her Compensation by filing a Stock Purchase Plan Change/Withdrawal Form with the Company, indicating the new contribution percentage. The new election will take affect with the next payroll period following receipt of the form in Human Resources.

RIGHTS NOT TRANSFERABLE

A Participant's rights under the Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

TERMINATION OF EMPLOYMENT

If a Participant's employment is terminated prior to the end of a Purchase Period for any reason, including death, permanent disability, or retirement at or after age 65, the Company will refund in cash all amounts credited to his or her Stock Purchase Account.

TAX CONSIDERATIONS

Payroll deductions under the Plan will be made on an after-tax basis. Participants will not be taxed as a result of participation in the Plan until the time of disposition of shares acquired under the Plan or the death of the Participant. Participants will have a basis in their shares equal to the purchase price of their shares plus any amount that must be treated as ordinary income at the time of disposition of the shares, as described below. Any additional gain or loss realized on the disposition of shares acquired under the Plan will be capital gain or loss.

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If a Participant holds shares for less than two years after the first day of the relevant Purchase Period or one year after the last day of such Purchase Period, then the excess of the fair market value of the shares on the date of purchase by the Participant over the purchase price paid by the Participant will be taxed as ordinary income. In this circumstance, the Company generally would be entitled to a deduction in the amount taxed as ordinary income.

If a Participant holds shares for longer than the periods described in the preceding paragraph or dies while holding the shares, then only a portion of the gain realized upon the sale of other disposition of the shares will be taxed as ordinary income, and the remainder will be taxed as capital gain. The portion to be taxed as ordinary income would be equal to the lesser of
(i) the excess of the fair market value of the shares on the date of disposition or death over the purchase paid by the Participant or (ii) the excess of the fair market value of the shares on the first day of the Purchase Period over the purchase price paid by the Participant. In this circumstance, the Company would not be entitled to a deduction for any amount taxed as ordinary income.

The foregoing is only a brief summary of the applicable federal income tax laws and should not be relied upon as being a complete statement.
Furthermore, the tax laws are from time to time subject to legislative changes and new or revised judicial or administrative interpretations. In addition, a Participant may incur state or local taxes in connection with the purchase of shares of Common Stock under the Plan and the disposition of such shares. Therefore, each Participant is encouraged to review with a tax adviser from time to time his or her tax status with respect to participation in the Plan and, prior to disposing of the shares acquired thereunder, to consult a tax adviser as to the income tax consequences of such a disposition.

PLAN ADMINISTRATION

The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be "disinterested persons" with respect to the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors. The Committee may be the Compensation Committee of the Board of Directors.

The Committee should be addressed as follows:   Great Plains Software, Inc.
                                                1701 S.W. 38th Street
                                                Fargo, North Dakota 58103
                                                Attention: Vice President,
                                                  Human Resources

AMENDMENT OF THE PLAN

The Board may at any time amend the Plan in any manner which does not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval on the same basis as required to originally approve the Plan, no amendment will be made (i) to increase the number of shares to be reserved under the Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of the Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

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TERMINATION OF THE PLAN

All rights of Participants under the Plan will terminate at the earlier of
(i) the conclusion of the last authorized Purchase Period on DECEMBER 31, 2004, (ii) the last day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase; or (iii) at any time, at the discretion of the Board, after 30 days' notice has been given to all Participants. Upon termination of the Plan, shares of Common Stock will be issued to Participants, and cash, if any, remaining in the Participants' Stock Purchase Accounts will be refunded to them, as if the Plan were terminated at the end of the Purchase Period.

CERTAIN LAWS AND REGULATIONS

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not a qualified plan under
Section 401(a) of the Code. Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

ADDITIONAL INFORMATION

The Company will provide without charge to each participant, on the oral or written request of any such Participant, a copy of any or all of the following documents (without exhibits, except where such exhibits are specifically incorporated by reference into the information incorporated into this document), all of which are incorporated by reference into the prospectus.

-  The Company's prospectus which contains audited financial statements.
-  The Company's Form 10-Q filed with the SEC.
- The description of the Company's Common Stock and all amendments and reports filed for the purpose of updating such description.
- All reports and other documents subsequently filed by the Company pursuant to the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

The company will provide to each Participant, upon such Participant's written or oral request and without charge, additional copies of this document and the Company's latest annual report to stockholders. Each Participant will also be sent a copy of all reports, proxy statements and other communications distributed to its stockholders generally. Additional information about the Plan and its administrators is also available upon request. Written requests for such copies or information should be directed to:

                           Lisa Cook, Plan Administrator
                           Great Plains Software, Inc.
                           1701 S.W. 38th Street
                           Fargo, North Dakota 58103